UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2012

Fortune Brands Home & Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 8, 2012, Mr. Gregory J. Stoner resigned as President of MasterBrand Cabinets, Inc. (“MasterBrand”) and as an executive officer of Fortune Brands Home & Security, Inc. (the “Company”). Effective October 8, 2012, Mr. David M. Randich, who has been serving as President of Therma-Tru Corp. (“Therma-Tru”) since November 2007, was appointed to succeed Mr. Stoner as President of MasterBrand and Mr. Mark Savan, who has been serving as President of Fortune Brands Windows, Inc. (“FB Windows”) since November 2006, was appointed to succeed Mr. Randich as President of Therma-Tru. Mr. Savan will continue to serve as President of FB Windows.

(e) In connection with Mr. Stoner’s resignation, on October 10, 2012, the Company and Mr. Stoner entered into a Non-Competition and Release Agreement (the “Non-Competition Agreement”). Pursuant to the terms of the Non-Competition Agreement, Mr. Stoner has agreed to an expanded non-competition restriction which extends for a period of 24 months in exchange for $2,417,000. The amount payable under the Non-Competition Agreement supplements the compensation and benefits Mr. Stoner is entitled to receive under the Agreement for the Payment of Benefits Following Termination of Employment, dated October 4, 2011, between Mr. Stoner and the Company, which was filed as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2011 and is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.

Date: October 11, 2012	By:	/s/ Lauren S. Tashma
	Name:	Lauren S. Tashma
	Title:	Senior Vice President, General Counsel and Secretary